Press Release

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

2013 Highlights

- Funds From Operations Core for 2013 Increased 16%, to $1.10 per share -
- 51% Year-Over Year Increase in Annual Funds From Operations Core -
- 33% Increase in Annual Revenue -
- Net Income Increased to $3.9 Million -
- Completed $131 Million in Acquisitions in 2013 -
- Occupancy Increased to 86.8% -
- Company Provides 2014 Guidance -

Houston, Texas, February 26, 2014 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the fourth quarter and full year 2013.

"We are proud of our strong results in 2013, particularly the fact that we added over $131 million of new Community Centered PropertiesTM and adjacent land parcels in our high-growth target markets of Arizona and Texas. For the second consecutive year, these acquisitions have been drivers of strong cash flow and earnings per share growth," stated James C. Mastandrea, Whitestone’s Chairman and Chief Executive Officer. “In addition to pursuing additional accretive opportunities, most importantly, we have provided the Company with a solid foundation that will support additional organic growth through leasing our space primarily to tenants that require less than 3,000 square feet. We have a singular focus to deliver our tenants great service and an ability to help them expand their needs for space as their businesses grow. We expect to build upon the progress we made this past year and foster additional success and growth in the coming years, in our efforts to continue to create value for our shareholders.”

Highlights: Fourth Quarter 2013 Compared to Fourth Quarter 2012**

•
During the quarter ended December 31, 2013, the Company completed approximately $60 million in acquisitions of value-add Community Centered PropertiesTM and adjacent deployable land parcels in high growth target markets in the fourth quarter, that contributed only partially to 2013 results.

**The Company's 2012 fourth quarter results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and Operating Partnership ("OP") unit.

•	Total revenues increased 27% to $17.2 million compared to $13.5 million.

•
FFO-Core increased 48%, or approximately $2.0 million, to $6.2 million from $4.2 million. FFO-Core per diluted common share and OP unit was $0.28, as compared to $0.24 per diluted common share and OP unit for the same period in 2012. FFO-Core excludes non-cash share based compensation related to the vesting of restricted share grants of $0.8 million and $0.3 million in 2013 and 2012, respectively, or $0.04 and $0.02 per diluted common share and OP unit in 2013 and 2012, respectively. FFO-Core excludes acquisition expenses of $398,000 and $166,000 in 2013 and 2012, respectively. In addition 2012 FFO-Core, excludes a non-comparable expense of $2.2 million.

•	Net income was $1.3 million, up from $0.7 million excluding a non-comparable expense of $2.2 million in 2012.

•	FFO increased to $4.9 million or $0.22 per share, up from $1.5 million in 2012 which included the non-comparable expense of $2.2 million.

•	Occupancy increased to 86.8% up 200 basis points.

•	Property net operating income (“NOI”) increased 28% to $10.7 million compared to $8.4 million. The increase of $2.3 million is primarily attributable to new acquisitions.

Highlights: 2013 Compared to 2012**

•
During the year ended December 31, 2013, the Company completed approximately $131 million in acquisitions of value-add Community Centered PropertiesTM and adjacent land parcels in high growth target markets. The Company’s acquisitions since 2011 exceed $300 million.

**The Company's 2012 results, except FFO-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and OP unit.

•	Total revenues for 2013 increased 33% to $62.1 million versus $46.6 million.

•	FFO-Core increased 51%, or approximately $7.1 million, to $20.8 million as compared to $13.7 million.

•
FFO-Core per diluted common share and OP unit was $1.10, as compared to $0.95 per diluted common share and OP unit, a 16% improvement. FFO-Core excludes acquisition expenses of $1.0 million and $0.7 million in 2013 and 2012, respectively, legal settlement expenses of $0.1 million in 2012, and a non-comparable expense of $2.2 million in 2012.

•
FFO grew to $17.3 million, or $0.91 per diluted common share and OP unit, as compared to $10.3 million, or $0.71 per diluted common share and OP unit, for 2012. FFO in 2012 includes the non-comparable expense of $2.2 million.

•	Property NOI increased 34% to $38.6 million, as compared to $28.9 million. The increase of $9.7 million is primarily attributable to new acquisitions.

Fourth Quarter 2013 Leasing Highlights

The Company's total occupancy was 86.8% as of the end of the fourth quarter of 2013, up 200 basis points from the fourth quarter of 2012. The occupancy of Whitestone's Operating Portfolio was 88.1% as of December 31, 2013, compared to 86.7% at December 31, 2012. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

During the fourth quarter of 2013, the leasing team signed 91 leases totaling 236,043 square feet in new, expansion, and renewal leases. The average lease size was 2,594 square feet. For the fourth quarter of 2013, total lease value added was $10.8 million, down 5% from total lease value added in the fourth quarter of 2012. For the twelve months ended December 31, 2013, total lease value added was $44.2 million, up 25% when compared to full year 2012.

Acquisition Activity

During the fourth quarter of 2013, Whitestone completed three acquisitions of Community Centered Properties in Phoenix and north Houston.

•
On October 7, 2013, the Company acquired Fountain Hills Plaza for approximately $20.6 million in cash and net prorations. The property is located in the 10,000 household master-planned community of Fountain Hills, a suburb of Phoenix. The purchase of the 111,289 square foot property includes the adjacent approximate one acre development-ready pad site that can accommodate an additional 7,000 square feet of multi-tenant retail space. Fountain Hills Plaza is dual-anchored by a 49,000 square foot Bashas' and a 27,000 square foot Ace Hardware and was 87% leased at the time of purchase.

•
On October 17, 2013, Whitestone acquired a 2.50 acre parcel for $2.8 million in cash and net prorations. The parcel is located in Spring, Texas, a suburb of Houston, and is contiguous to our Corporate Park Woodland property. At the time of purchase, the parcel had 16,220 square feet and was 63% leased. The property is located on Interstate 45 in north Houston and is in close proximity to the 385-acre Exxon Mobil campus scheduled to bring approximately 10,000 employees by 2015.

•
On December 5, 2013, the Company acquired Market Street at DC Ranch in Scottsdale, Arizona, for approximately $37.4 million in cash and net prorations. The 241,280-square-foot property, was 80% leased at the time of purchase and includes land to build and lease another 35,000 square feet. The property is located in the DC Ranch master planned community with a mix of retail and office space with national credit tenants including Safeway Supermarkets, Wells Fargo, Grimaldi's Pizza, McCormick & Co., Edward Jones and Fleming's Steakhouse.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2013, Whitestone owned 60 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area, including six development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2013, provided a 51% premium rental rate compared to Whitestone's larger space tenants. As of December 31, 2013, the Company serviced 1,243 tenants throughout its portfolio.  No single tenant accounted for more than 2.0% of the Company's annualized base rental revenues as of December 31, 2013.

Balance Sheet

Undepreciated real estate assets increased 33% to $546.3 million as of December 31, 2013 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 46% as of December 31, 2013 as compared to 43% as of December 31, 2012.

Whitestone had 41 properties unencumbered by mortgage debt as of December 31, 2013, with an undepreciated cost basis of $357.2 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $546.3 million and $409.7 million as of December 31, 2013 and 2012, respectively. As of December 31, 2013, $179.5 million, or approximately 68%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter of 2013 was 3.1%.

On November 26, 2013, the Company entered into a $37.0 million promissory note (the "Jackson Life Note"), with a fixed interest rate of 3.76% payable to Jackson Life National Insurance Company and a maturity of December 1, 2020. Proceeds from the Jackson Life Note were used to repay our existing $26.9 million floating rate loan that matured on December 1, 2013. The remainder of the proceeds was used to pay off approximately $10.1 million in fixed rate indebtedness maturing in 2014.

The Jackson Life Note is a non-recourse loan secured by nine Whitestone properties, including Corporate Park Woodland, Holly Hall Industrial Park, Interstate 10, Main Park, Plaza Park, Westbelt Plaza, Westgate Service Center, Corporate Park West and Dairy Ashford.

On December 16, 2013, the Company entered into a $15.1 million promissory note (the "Anthem Note"), with a fixed interest rate of 4.99% payable to Citigroup Global Markets Realty Corporation and a maturity of January 6, 2024. Proceeds from the Anthem Note were used to repay a portion of our unsecured revolving credit facility.

On December 23, 2013, the Company entered into a $6.5 million promissory note (the "Woodlake Note"), with a fixed interest rate of 3.80% payable to Western Reserve Life Assurance Company of Ohio and a maturity of January 1, 2019. Proceeds from the Woodlake Note were used to repay a portion of the Company's unsecured revolving credit facility.

On October 8, 2013, the Company completed the sale of 4,000,000 common shares, $0.001 par value per share, and on October 28, 2013, upon the underwriters' exercise of the over-allotment option, the Company completed the sale of 600,000 additional common shares, at a price to the public of $13.54 per share. Total net proceeds from the offering, including the over-allotment shares, and after deducting the underwriting discount and offering expenses, were approximately $59.7 million.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Dividend

On February 24, 2014, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2014, to be paid in three equal installments of $0.095 in April, May and June 2014. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

The record and payment dates for the second quarter 2014 dividend are as follows:

Month	Record Date	Payment Date
April	4/2/2014	4/9/2014
May	5/5/2014	5/12/2014
June	6/2/2014	6/9/2014

Earnings Guidance

Whitestone provided initial earnings guidance for 2014 based on its current and expected views of the commercial real estate market and general economic conditions. Full-year 2014 FFO Core is expected to be $1.09 to $1.18 per diluted share, Full-year 2014 FFO is expected to be $0.88 to $0.97 per diluted share and full-year 2014 EPS is expected to be $0.22 to $0.30 per diluted share. Guidance for EPS excludes gains on real estate transactions.

The midpoint of the Company’s initial 2014 earnings guidance assumes acquisitions of $60 million, dispositions of $15 million, and development of $15 million during 2014. The net impact to 2014 FFO Core from projected 2014 acquisitions, net of dispositions and interest cost is approximately $0.03 to $0.05 per diluted share. Whitestone expects same-property NOI growth between 4% and 7%.

Whitestone intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO and FFO Core are included in the financial tables accompanying this press release.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Thursday, February 27, 2014, at 11:30 A.M. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 724-9493 for domestic participants or 1-(913) 312-1491 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through March 13, 2014, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the pass code 8958227. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE:WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants that comprise approximately 70% of its tenants. Whitestone’s diversified tenant base provides service offerings including medical, education, casual dining, and convenience services. The largest of its 1,243 tenants comprised less than 2.0% of its annualized base rental revenues as of December 31, 2013. Founded in 1998, the Company is internally managed with a portfolio of 60 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases and financial reports.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company’s ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2013	December 31, 2012
ASSETS
Real estate assets, at cost
Property	$546,274	$409,669
Accumulated depreciation	(66,008)	(53,920)
Total real estate assets	480,266	355,749
Cash and cash equivalents	6,491	6,544
Marketable securities	877	1,403
Escrows and acquisition deposits	2,095	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,929	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	6,227	4,160
Prepaid expenses and other assets	2,089	2,244
Total assets	$507,974	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$264,277	$190,608
Accounts payable and accrued expenses	12,773	13,824
Tenants' security deposits	3,591	3,024
Dividends and distributions payable	6,418	5,028
Total liabilities	287,059	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2013 and 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 21,943,700 and 16,943,098 issued and outstanding as of December 31, 2013 and 2012, respectively	22	16
Additional paid-in capital	291,571	224,237
Accumulated deficit	(75,721)	(57,830)
Accumulated other comprehensive loss	(54)	(392)
Total Whitestone REIT shareholders' equity	215,818	166,031
Noncontrolling interest in subsidiary	5,097	6,856
Total equity	220,915	172,887
Total liabilities and equity	$507,974	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Property revenues
Rental revenues	$48,862	$36,131	$27,814
Other revenues	13,283	10,423	7,101
Total property revenues	62,145	46,554	34,915

Property expenses
Property operation and maintenance	14,743	11,255	8,659
Real estate taxes	8,767	6,384	4,668
Total property expenses	23,510	17,639	13,327

Other expenses (income)
General and administrative	10,912	7,616	6,648
Depreciation and amortization	13,429	10,229	7,749
Executive relocation expense	—	2,177	—
Interest expense	10,150	8,732	6,344
Interest, dividend and other investment income	(136)	(290)	(460)
Total other expense	34,355	28,464	20,281

Income before loss on sale or disposal of assets and income taxes	4,280	451	1,307

Provision for income taxes	(305)	(286)	(225)
Loss on sale or disposal of assets	(56)	(112)	(146)
Income before gain on sale of property	3,919	53	936

Gain on sale of property	—	—	397

Net income	3,919	53	1,333

Less: Net income attributable to noncontrolling interests	125	3	210

Net income attributable to Whitestone REIT	$3,794	$50	$1,123

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.00	$0.12
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.20	$0.00	$0.12

Weighted average number of common shares outstanding:
Basic	18,027	13,496	9,028
Diluted	18,273	13,613	9,042

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$3,919	$53	$1,333

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	173	1	—
Unrealized gain (loss) on available-for-sale marketable securities	180	920	(1,329)

Comprehensive income	4,272	974	4

Less: Comprehensive income attributable to noncontrolling interests	136	57	1

Comprehensive income attributable to Whitestone REIT	$4,136	$917	$3

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Property revenues	(unaudited)	(unaudited)
Rental revenues	$13,455	$10,488	$48,862	$36,131
Other revenues	3,735	3,035	13,283	10,423
Total property revenues	17,190	13,523	62,145	46,554

Property expenses
Property operation and maintenance	4,185	3,175	14,743	11,255
Real estate taxes	2,284	1,942	8,767	6,384
Total property expenses	6,469	5,117	23,510	17,639

Other expenses (income)
General and administrative	3,230	2,224	10,912	7,616
Depreciation and amortization	3,646	2,973	13,429	10,229
Executive relocation expense	—	2,177	—	2,177
Interest expense	2,486	2,408	10,150	8,732
Interest, dividend and other investment income	(22)	(16)	(136)	(290)
Total other expense	9,340	9,766	34,355	28,464

Income (loss) before loss on disposal of assets and income taxes	1,381	(1,360)	4,280	451

Provision for income taxes	(78)	(74)	(305)	(286)
Loss on sale or disposal of assets	(8)	(7)	(56)	(112)

Net income (loss)	1,295	(1,441)	3,919	53

Less: Net income (loss) attributable to noncontrolling interests	34	(104)	125	3

Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	$50

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares (1)	$0.06	$(0.08)	$0.21	$0.00
Diluted Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares (1)	$0.06	$(0.08)	$0.20	$0.00

Weighted average number of common shares outstanding:
Basic	21,323	16,733	18,027	13,496
Diluted	21,329	16,733	18,273	13,613

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income (Loss)

Net income (loss)	$1,295	$(1,441)	$3,919	$53

Other comprehensive gain

Unrealized gain on cash flow hedging activities	11	10	173	1
Unrealized gain on available-for-sale marketable securities	4	29	180	920

Comprehensive income (loss)	1,310	(1,402)	4,272	974

Less: Comprehensive income (loss) attributable to noncontrolling interests	33	(101)	136	57

Comprehensive income (loss) attributable to Whitestone REIT	$1,277	$(1,301)	$4,136	$917

(1)
The sum of individual quarterly basic and diluted earnings per share amounts may not agree with the year-to-date basic and diluted earning per share amounts as the result of each period's computation being based on the weighted average number of common shares outstanding during that period.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income	$3,919	$53	$1,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,429	10,229	7,749
Amortization of deferred loan costs	1,046	1,426	616
Amortization of notes payable discount	463	317	—
Gain on sale of marketable securities	(41)	(110)	(192)
Loss (gain) on sale or disposal of assets and properties	56	112	(251)
Bad debt expense	1,658	1,004	615
Share-based compensation	2,284	725	310
Changes in operating assets and liabilities:
Escrows and acquisition deposits	4,920	(1,104)	(519)
Accrued rent and accounts receivable	(3,640)	(2,930)	(1,939)
Related party receivable	652	(652)	—
Unamortized lease commissions	(1,221)	(994)	(995)
Prepaid expenses and other assets	962	(525)	296
Accounts payable and accrued expenses	(1,170)	2,875	993
Tenants' security deposits	567	792	436
Net cash provided by operating activities	23,884	11,218	8,452
Cash flows from investing activities:
Acquisitions of real estate	(119,102)	(98,350)	(65,910)
Additions to real estate	(6,291)	(10,815)	(7,568)
Proceeds from sale of property	—	—	1,567
Investments in marketable securities	—	(750)	(13,520)
Proceeds from sales of marketable securities	747	5,508	7,252
Net cash used in investing activities	(124,646)	(104,407)	(78,179)
Cash flows from financing activities:
Distributions paid to common shareholders	(20,294)	(15,324)	(10,045)
Distributions paid to OP unit holders	(691)	(1,004)	(1,974)
Proceeds from issuance of common shares, net of offering costs	63,887	58,679	59,683
Payments of exchange offer costs	(40)	(479)	—
Proceeds from revolving credit facility, net	65,800	58,000	11,000
Proceeds from notes payable	105,710	—	2,905
Repayments of notes payable	(110,867)	(4,146)	(3,128)
Payments of loan origination costs	(2,796)	(1,688)	(610)
Net cash provided by financing activities	100,709	94,038	57,831
Net increase (decrease) in cash and cash equivalents	(53)	849	(11,896)
Cash and cash equivalents at beginning of period	6,544	5,695	17,591
Cash and cash equivalents at end of period	$6,491	$6,544	$5,695

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2013	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$9,179	$7,137	$5,719
Cash paid for taxes	$237	$326	$215
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$295	$—	$238
Financed insurance premiums	$883	$856	$649
Value of shares issued under dividend reinvestment plan	$99	$90	$6
Acquired interest rate swap	$—	$1,901	$—
Debt discount on acquired note payable	$—	$(1,329)	$—
Value of common shares exchanged for OP units	$1,236	$7,272	$4,972
Change in fair value of available-for-sale securities	$180	$920	$(1,329)
Change in fair value of cash flow hedge	$173	$1	$—
Debt assumed with acquisitions of real estate	$11,100	$9,166	$15,425
Interest supplement assumed with acquisition of real estate	$932	$—	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012	2011
FFO AND FFO CORE
Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	$50	$1,123
Depreciation and amortization of real estate assets	3,623	2,948	13,339	10,108	7,625
(Gain) loss on disposal of assets	8	7	56	112	(251)
Net income (loss) attributable to noncontrolling interests	34	(104)	125	3	210
FFO	4,926	1,514	17,314	10,273	8,707

Non cash share-based compensation expense	783	341	2,284	725	310
Acquisition costs	398	166	1,010	698	666
Rent support agreement payments received	97	—	188	—	—
Executive relocation expense	—	2,177	—	2,177	—
Legal settlement	—	—	—	(131)	254
FFO-Core	$6,204	$4,198	$20,796	$13,742	$9,937

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$4,926	$1,514	$17,314	$10,273	$8,707
Distributions paid on unvested restricted common shares	(18)	(11)	(50)	(22)	(17)
FFO excluding amounts attributable to unvested restricted common shares	$4,908	$1,503	$17,264	$10,251	$8,690
FFO-Core excluding amounts attributable to unvested restricted common shares	$6,186	$4,187	$20,746	$13,720	$9,920

Denominator:
Weighted average number of total common shares - basic	21,323	16,733	18,027	13,496	9,028
Weighted average number of total noncontrolling OP units - basic	569	735	596	848	1,705
Weighted average number of total commons shares and noncontrolling OP units - basic	21,892	17,468	18,623	14,344	10,733

Effect of dilutive securities:
Unvested restricted shares	265	121	246	117	14
Weighted average number of total common shares and noncontrolling OP units - dilutive	22,157	17,589	18,869	14,461	10,747

FFO per common share and OP unit - basic	$0.22	$0.09	$0.93	$0.71	$0.81
FFO per common share and OP unit - diluted	$0.22	$0.09	$0.91	$0.71	$0.81

FFO-Core per common share and OP unit - basic	$0.28	$0.24	$1.11	$0.96	$0.92
FFO-Core per common share and OP unit - diluted	$0.28	$0.24	$1.10	$0.95	$0.92

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012	2011
PROPERTY NET OPERATING INCOME

Net income (loss) attributable to Whitestone REIT	$1,261	$(1,337)	$3,794	50	$1,123
General and administrative expenses	3,230	2,224	10,912	7,616	6,648
Depreciation and amortization	3,646	2,973	13,429	10,229	7,749
Executive relocation expense	—	2,177	—	2,177	—
Interest expense	2,486	2,408	10,150	8,732	6,344
Interest, dividend and other investment income	(22)	(16)	(136)	(290)	(460)
Provision for income taxes	78	74	305	286	225
Loss on disposal of assets	8	7	56	112	146
Gain on sale of property	—	—	—	—	(397)
Net income (loss) attributable to noncontrolling interests	34	(104)	125	3	210
NOI	$10,721	$8,406	$38,635	$28,915	$21,588